Exhibit 10.1
Exhibit 10.1

                                1

                     STOCK PLEDGE AGREEMENT





           THIS STOCK PLEDGE AGREEMENT ("Agreement"), dated as of
April  30, 2001, is between The Phoenix Group Corporation,  f/k/a
Iatros Health Network, Inc., a Delaware corporation ("Borrower"), and Match, Inc., a Texas corporation ("Lender").

                           WITNESSETH:

           WHEREAS, pursuant to a Credit Agreement, dated as of February 3, 1999 (the "Credit Agreement"), by and between Lender and Borrower, Lender has agreed to extend credit to Borrower;

           WHEREAS, pursuant to and as a condition of the  Credit
Agreement, Borrower has executed a Promissory Note in favor of Lender in the amount of $1,000,000 dated February 3, 1999 (the
"Note");

           WHEREAS, pursuant to a First Amendment to Credit Agreement, dated as of April 29, 1999 (the "Amendment" and the Credit Agreement shall hereinafter be referred to collectively as the Credit Agreement), Lender has agreed to increase the amount of credit extended to Borrower pursuant to the Credit Agreement;

           WHEREAS, pursuant to and as a condition of the Amendment, the parties hereto have executed and delivered an Allonge to the Note increasing the principal sum of the Note to Two Million Dollars ($2,000,000) (the "Allonge");

           WHEREAS, it is a condition precedent to the extension of credit under the Credit Agreement and the Allonge that Borrower execute and deliver this Agreement; and

          WHEREAS, this Agreement is made by Borrower among other things to induce Lender to extend credit under the Credit
Agreement and the Note.

           NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the parties hereby agree as follows:

                           ARTICLE 1.

                          THE SECURITY

1.1 Grant of Security. As security for the full and timely payment and performance of the Credit Agreement and the Note, Borrower hereby assigns and pledges to Lender, and grants to Lender a security interest in, all right, title and interest of Borrower to one thousand (1,000) shares of Common Stock of Lifeline Management Group, Inc., a Delware corporation ("Pledged Shares"), including all income, dividends and distributions therein and proceeds therefrom, and agrees to transfer, assign and deliver to the Lender possession of the Pledged Shares under the terms of this Agreement.

1.2 Continuing Agreement. This Agreement creates a continuing security interest in the Pledged Shares and shall remain in full force and effect until the Note has been paid in full.

                           ARTICLE 2.

           REPRESENTATIONS AND WARRANTIES OF BORROWER

           Borrower hereby represents and warrants to Lender as follows:

2.1 Title. Borrower is the legal and beneficial owner of the Pledged Shares, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest under this Agreement in favor of Lender securing the Note.

2.2 Validity and Priority. This Agreement creates a valid security interest in the Pledged Shares in favor of the Lender securing the Note, which security interest is prior to all other liens, security interests, options or other charges or encumbrances.

2.3 Power and Authorization. Borrower has the power to execute, deliver and perform its obligations under this Agreement and the Note to which it is a party, and Borrower has taken all necessary action to authorize such execution, delivery and performance.

                           ARTICLE 3.

                            COVENANTS

3.1   Transfers.   Borrower shall not sell, assign,  transfer  or
otherwise  dispose  of all or any portion of the  Pledged  Shares
(voluntarily or involuntarily, by operation of law or otherwise).

3.2   Liens.   Borrower shall not create or permit to  exist  any
lien, security interest, option or other charge or encumbrance on the Pledged Shares (voluntarily or involuntarily, by operation of law or otherwise).

3.3 Delivery of Certificates and Instruments. All certificates or instruments at any time representing or evidencing the Pledged Shares shall be immediately delivered to and held by or on behalf of Lender pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to Lender.

3.4 Further Assurances. Borrower shall from time to time execute and deliver all further instruments and agreements, and take all further actions, that may be necessary or appropriate, or that Lender may reasonably request, in order to perfect the security interest granted hereby or to enable Lender to exercise or enforce its rights and remedies hereunder.

                           ARTICLE 4.

                   VOTING RIGHTS AND DIVIDENDS

4.1 General. Borrower shall be entitled to exercise and receive all voting and all other rights and privileges, including receipt of dividends, pertaining to the Pledged Shares; provided, that the Borrower shall not exercise or refrain from exercising any such right if such action would (A) conflict with any provision of this Agreement or the Note, or (B) impair the value of the Pledged Shares or impair the interest or rights of Borrower or the Lender.

4.2 Proxies. Lender shall execute and deliver (or cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights which Borrower is entitled to exercise and receive pursuant to Section
4.1 above.

4.3 Rights Upon Default. Upon the occurrence and during the continuance of an Event of Default, as defined in the Credit
Agreement, all rights of Borrower to exercise the voting and other rights and privileges, including receipt of dividends, which Borrower would otherwise be entitled to exercise or receive pursuant hereto shall cease to be effective upon notice by Lender to Borrower of Lender's intent to exercise its rights hereunder, and upon delivery of such notice become vested in Lender who shall thereupon have the sole right to exercise and receive such voting and all other rights and privileges.

                           ARTICLE 5.

                     REMEDIES OF THE LENDER

5.1  Remedies Upon Event of Default.

      If an Event of Default, as defined in the Credit Agreement, shall have occurred and is continuing:

      (a) Lender may sell the Pledged Shares at such price or prices and upon such other terms that are commercially reasonable. Borrower agrees that at least thirty (30) days notice of the time and place of any sale is to be made shall constitute reasonable notification. At any sale of the Pledged Shares, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Pledged Shares or any portion thereof.

     (b) Borrower recognizes that Lender may be unable to effect a sale of all or part of the Pledged Shares and may be compelled to resort to one or more sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof.

5.2 Termination of Security Interests; Release of Collateral. Upon performance in full of Borrower's obligations under the Credit Agreement, the Note and the Agreement, the security interests granted herein shall terminate and all rights to the Pledged Shares shall revert to Borrower. Upon such termination of the security interests or release of any Pledged Shares, Lender will execute and deliver to Borrower such documents as Borrower shall request to evidence the termination of the security interests or the release of such Pledged Shares which has not yet theretofore been sold or otherwise applied or released.

                           ARTICLE 6.

                          MISCELLANEOUS

6.1 Amendments. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by Borrower, shall in any event be effective unless in a writing manually signed by or on behalf of Lender. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.2 No Implied Waiver; Remedies Cumulative. No delay or failure of Lender in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Lender under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

6.3 Notices. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively, "Notices") under this Agreement shall be given, shall be effective, and may be relied upon, in the same way as Notices under the Credit Agreement.

6.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

6.5 Survival. All representations and warranties of Borrower contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of Lender, any extension of credit, termination of this Agreement, or any other event or circumstance whatever.

6.6 Construction. Section and other headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement in any respect. Section and other references in this Agreement are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of security agreements in favor of Borrower, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement.

6.7 Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of and be enforceable by Lender and its successors and assigns. Neither party may assign or transfer any of its interests or obligations hereunder without the prior consent of the other party.

6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, exclusive of choice of law principles.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



                              THE PHOENIX GROUP CORPORATION,
                              a Delaware corporation

                              By:          /s/ Ron Lusk

                              Its:              President



                              MATCH, INC.,
                              a Texas corporation

                              By:           /s/ Kathy Fuller

                              Its:           Corp. Secretary